 Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report dated January 24, 2006 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 6 (’33 Act) and Amendment No. 5 (’40 Act) to The North Country Funds Registration Statement on Form N-1A (file No. 333-45664 and file No. 811-10123), including the reference to our firm under the heading “Financial Highlights” in the Prospectus and the reference to our firm under the heading “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen McCurdy, Ltd.

Westlake, Ohio

March 27, 2006